Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS DOCUMENT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM AS CONFIRMED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT, PROVIDED THAT NO SUCH OPINION WILL BE REQUIRED IN CONNECTION WITH A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT IF THE HOLDER PROVIDES TO THE MAKER A CUSTOMARY REPRESENTATION LETTER.  HEDGING TRANSACTIONS INVOLVING THOSE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

#W                Warrants

Void after 5:00 p.m., Eastern Standard Time on March 30, 2015

COMMON STOCK PURCHASE WARRANT

OF

TECHNISCAN, INC.

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, TechniScan, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that                    (and his successors and assigns) is entitled to subscribe for and purchase, during the period specified in this Warrant, up to            shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable common stock, par value $.001 per share (“Common Stock”) of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on             , 2010 and shall expire at 5:00 p.m., eastern time, on March 30, 2015 (such period being the “Term”).

2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term commencing on               , 2010.

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2 or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c) Cashless Exercise. In lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with a completed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)

(B)

Where X = the number of shares of Common Stock to be issued to the Holder.

Y = the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A = the Warrant Price.

B = the arithmetic mean of the Per Share Market Value of one share of Common Stock on the three Trading Days immediately preceding the date of exercise pursuant to this Section 2(c) or, if the Common Stock did not trade on any such Trading Day, the arithmetic mean of the Per Share Market Value of one share of Common Stock during the most recent three Trading Days on which the Common Stock traded, provided that no Trading Day that is more than 20 Trading Days prior to the date of exercise shall be taken into account. If there has been no trading in the Common Stock during the last 20 Trading Days, “B” shall equal the fair market value of one share of Common Stock as determined in good faith by the Board and the Lead Investor.

Any portion of this Warrant that is not exercised as of 4:59 p.m., Easter Standard Time, on the last day of the Term shall automatically be deemed to have been exercised by the Holder pursuant to this Section 2(c).

(d) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date) or, at the request of the Holder, issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer’s expense within such time.

(e) Transferability of Warrant. Subject to Section 2(g)(i) below, this Warrant may be transferred by the Holder hereof without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof or by the Holder’s duly authorized attorney, upon surrender of this

Warrant at the principal office of the Issuer with a completed assignment in the form attached hereto and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

(f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(g) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Issuer may require, as a condition of allowing such transfer that the Holder or transferee of this Warrant, as the case may be, furnish to the Issuer a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS DOCUMENT [AND THE SHARES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM AS CONFIRMED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT, PROVIDED THAT NO SUCH OPINION WILL BE REQUIRED IN CONNECTION WITH A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT IF THE HOLDER PROVIDES TO THE MAKER A CUSTOMARY REPRESENTATION LETTER.  HEDGING TRANSACTIONS INVOLVING THOSE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Such legend may be removed as provided in Sections 3.13 and 5.1 of the Purchase Agreement.

(iii) The restrictions imposed by this subsection (g) upon the transfer of this Warrant or the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) upon the effectiveness of a registration statement under the Securities Act with respect to the securities to be transferred and/or delegended, (B) upon any sale of such securities pursuant to Rule 144 or in a manner that complies with an exemption from registration, or (C) if such securities are eligible for sale pursuant to Rule 144 without regard to volume limitations, manner-of-sale restrictions or current public information requirements. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

(h) Buy In.

In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times, (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a number of shares of Common Stock equal to the total number of shares of Common Stock exercisable hereunder to provide for the exercise of this Warrant (without regard to limitations on exercisability set forth in Section 7).

(b) [reserved]

(c) Covenants. Until the sooner to occur of the full exercise of this Warrant or the end of the Term, except and to the extent as waived or consented to by the Holder, the Issuer shall not by any action, including, without limitation, amending its Certificate of Incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment or dilution. Without limiting the generality of the foregoing, the Issuer will (a) not increase the par value of any Warrant Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.  If any event shall occur which is dilutive to the Holder of this Warrant but which is not accounted for in Section 4, the principles of this Section 4 shall be applied to that event in as nearly an equivalent manner as may be practicable in order to confer upon Holder the protections intended to be provided thereby.

(d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.  Delivery of a lost security affidavit and indemnity in the form of Exhibit B shall satisfy the requirements of this paragraph with respect to any such lost, theft or destruction.

4. Adjustment of Warrant Price and Warrant Share Number. (a) The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5. Notwithstanding any adjustment hereunder, at no time shall the Warrant Price be increased except pursuant to Section 4(a)(i).

(i) If The Issuer shall effect a stock split of the outstanding Common Stock, the applicable Warrant Price in effect immediately prior to the stock split shall be proportionately decreased. If The Issuer shall combine the outstanding shares of Common Stock, the applicable Warrant Price in effect immediately prior to the combination shall be proportionately increased.

(ii) If the Issuer shall at any time make or issue or set a record date for the determination of holders of securities entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Warrant Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Warrant Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) If the Issuer shall at any time make or issue or set a record date for the determination of holders of securities entitled to receive a dividend or other distribution or securities or other property other than as described in paragraph (ii) above or in paragraph (vii) below, then, and in each event, an appropriate revision to the applicable Warrant Price shall be made and provision shall be made (by adjustments of the Warrant Price or otherwise) so that Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereon, the securities (of the Issuer or any other applicable issuer) and other property which they would have received had this Warrant been exercised on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities and other property (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(a) with respect to the rights of the Holder.

(iv) If the shares of Common Stock issuable upon exercise of this Warrant shall be changed to the same or a different number of shares of any class or classes of stock or other securities, whether by reclassification, exchange, substitution or otherwise (other than as provided in paragraphs (i) through (iii) above or (v) below), then an appropriate revision to the Warrant Price shall be made and provisions shall be made (by adjustments of the Warrant Price or otherwise) so that the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) If at any time or from time to time there shall be a capital reorganization of the Issuer (other than as described in paragraphs (i) through (iv) above) or there shall be a Liquidity Event (as defined in the Notes), then as a part of such capital reorganization or Liquidity Event, provision shall be made (by adjustments of the Warrant Price or otherwise) so that the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities or property of the Issuer or any successor corporation that would have been receivable in respect of the aggregate shares of Common Stock for which such Warrant might have been exercised immediately prior to such capital reorganization or Liquidity Event, all subject to further adjustment as provided herein.

(vi) In the event the Issuer shall, at any time, from time to time, issue or sell any additional shares of Common Stock (other than as provided in paragraphs (i) through (v) above) (“Additional Shares of Common Stock”), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock.  No adjustment of the Warrant Price shall be made under this Section 4(a)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise or conversion of any Common Stock Equivalents if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents or upon the issuance of any warrant or other rights therefor pursuant to Section 4(a)(vii).

(vii) If (A) the Issuer shall issue or sell any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”) or (B) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”) shall be issued or sold, and the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Warrant Price in effect at the time of such amendment or adjustment, then the applicable Warrant Price upon each such issuance or amendment shall be reduced to a price equal to the lowest price per share for which Additional Shares of Common Stock may be issuable pursuant to such Common Stock Equivalent.

(viii)  If, at any time after any adjustment of the Warrant Price then in effect shall have been made pursuant to Section 4(a)(vii) as the result of any issuance of warrants, other rights or Common Stock Equivalents, and such warrants or other rights, or the right of exercise or exchange in such other Common Stock Equivalents, shall expire, and all or a portion of such warrants or other rights, or the right of exercise or exchange with respect to all or a portion of such other Common Stock Equivalents, as the case may be shall not have been exercised, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 4(a)(viii), there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of exercise or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor.

(ix)   If the Issuer shall, directly or indirectly through a subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection 4(a)(ix), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, exercise or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

(x)  In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold in connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Issuer, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents.

(xi)  Anything herein to the contrary notwithstanding, the Issuer shall not be required to make any adjustment to the Warrant Price in connection with a Permitted Issuance.

(xii)  To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of

Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as mutually determined in good faith by the Board of Directors of the Issuer and the Lead Investor (as defined in the Purchase Agreement). The consideration for each Additional Share of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing all such warrants or other rights divided by the number of shares of Common Stock issuable upon the exercise of such warrants or rights; plus the additional consideration payable to the Issuer upon exercise of such warrant or other right for one share of Common Stock. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalent, divided by the number of shares of Common Stock issuable upon the exercise or other exercise of such Common Stock Equivalent, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of exercise or exchange in such Common Stock Equivalent for one share of Common Stock. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.

(xiii)  If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(xiv)  In connection with any event described in clause (iv) (including as a result of any merger or consolidation in which the Issuer is the continuing or surviving corporation) or (v) above or any other merger or consolidation in which the Issuer shall not be the continuing or surviving corporation (a “Reorganization Event”), unless the surviving entity in any such Reorganization Event is a public company under the Exchange Act, the common equity securities of which are traded or quoted on a national securities exchange or the OTC Bulletin Board, the Holder, at its option, shall be permitted to require that the Company pay to the Holder an amount equal to the Black-Scholes value of this Warrant.

(b) Adjustments of Number of Shares. In connection with an adjustment of the Warrant Price pursuant to paragraphs (i) through (iii), (vi), (vii) or (ix) of this Section 4(a), the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased such that the aggregate Warrant Price payable hereunder, after taking into account the decrease in the Warrant Price, shall be equal to the aggregate Warrant Price prior to such adjustment.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share and the Warrant Price shall be calculated to the nearest $.0001.

(d) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of securities purchasable upon exercise of this Warrant.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall at its option either (a) make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect or (b) issue one whole share in lieu of such fractional share.

7.  Certain Exercise Restrictions.

(a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in such notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

(b)  Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) that such Holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) will be of no force or effect with regard to all or a portion of the Warrant referenced in such notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Common Stock” means the Common Stock, par value $.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed, and any Other Common.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Original Issue Date” means                   ,2010.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the Original Issue Date (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Permitted Issuances” means (1) issuances of shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the independent, non-employee members of the Board of Directors of the Company or a majority of the members of a committee of independent, non-employee directors established for such purpose; (2) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issue Date (including this Warrant and the other securities issued pursuant to the Purchase Agreement), provided that such securities have not been amended (including by operation of any antidilution provision contained therein) since the Original Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; and (3) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, but not including a transaction with an entity whose primary business is investing in securities or a transaction, the primary purpose of which is to raise capital.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last trading price on any national securities exchange on which the Common Stock is listed, or, if there is no such price, the last sale price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices), at the close of business on such date, or (b) if the Common Stock is not then traded on any national securities exchange or reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the Common Stock on such date, or (c) if the Per Share Market Value cannot be determined as aforesaid, the fair market value of a share of Common Stock on such date as determined by the Board and the Lead Investor in good faith, without discount for lack of liquidity or minority interest.

“Purchase Agreement” means the Note and Warrant Purchase Agreement dated as of March 30, 2010 among the Issuer and the investors a party thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock, and a limited liability company at least 50% of whose membership interests, shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries.

“Trading Day” means (a) a day on which the Common Stock is traded on a national securities exchange or quoted on the OTC Bulletin Board, or (b) if the Common Stock is not traded on a national securities exchange or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) or in the “pink sheets”; provided, however, that in the event that the Common Stock is not traded or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(e) hereof or of any of such other Warrants.

“Warrant Price” means U.S. $2.68, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

10. Other Notices. In case at any time:

(A) the Issuer shall make any distributions to the holders of Common Stock; or

(B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or other rights; or

(C) there shall be any reclassification of the Capital Stock of the Issuer; or

(D) there shall be any capital reorganization by the Issuer; or

(E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. The Holder shall have the right to send a representative selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles each Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Lead Investor; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

12. Governing Law; Venue; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts to be performed wholly within the State of Delaware, without regard to conflicts of laws principles.  Any judicial proceeding brought against Issuer with respect to this Warrant or any related agreement may be brought in any court located in the State of Delaware, United States of America, and, by execution and delivery of this Warrant, Issuer accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant.  Issuer hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Issuer at its address set forth in the Purchase Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Holder to bring proceedings against Issuer in the courts of any other jurisdiction.  Issuer waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Any judicial proceeding by Issuer against Holder involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Warrant or any related agreement, shall be brought only in a federal or state court located in the State of Delaware.

ISSUER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR ANY OTHER INSTRUMENT, DOCUMENT OR WARRANT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS WARRANT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND

EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS WARRANT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13. Notices. All notices and other communications required or permitted hereunder will be provided and become effective as set forth in Section 7.4 of the Purchase Agreement.

14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) or (c) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (e) of Section 2 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein or in the other Transaction Documents) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

19. Voting. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Issuer prior to the exercise hereof as set forth in Section 2.

IN WITNESS WHEREOF, the Issuer has caused this Warrant to be signed by its duly authorized officer as of         ,2010.

TECHNISCAN, INC. a Delaware corporation

By:	/s/ Steven K. Passey
Steven K. Passey
Chief Financial Officer